Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2022 with respect to the consolidated financial statements of Driven Brands Holdings Inc. included in the Annual Report on Form 10-K for the year ended December 30, 2023, which incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Charlotte, North Carolina

August 8, 2024